SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                   GTSI Corp.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

          (1)  Title of each class of securities to which transaction applies:
               NA
          (2)  Aggregate number of securities to which transaction applies: NA
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): NA
          (4) Proposed maximum aggregate value of transaction: NA (5) Total fee paid: NA

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid: NA
          (2)  Form, Schedule or Registration Statement No.: NA
          (3)  Filing Party: NA
          (4)  Date Filed: NA

                                 [LOGO OMITTED]


                                   GTSI CORP.
                            3901 Stonecroft Boulevard
                         Chantilly, Virginia 20151-1010


                    SUPPLEMENT TO GTSI CORP. PROXY STATEMENT
                              Dated March 25, 2004
                                     for the
                       2004 Annual Meeting of Stockholders


To the Stockholders of GTSI Corp.

      This Supplement to the Proxy Statement dated March 25, 2004 of GTSI Corp., a Delaware corporation ("GTSI"), is being furnished to stockholders of record as of the close of business on March 1, 2004, in connection with the solicitation of proxies by GTSI's board of directors with respect to the annual meeting of stockholders to be held on Wednesday, April 29, 2004, at 9:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth therein and in the Notice of Meeting of Stockholders that accompanied such Proxy Statement.

      The Proxy Statement inadvertently misstated on page 19 in the second sentence of the first full paragraph that the shares of GTSI common stock issued and issuable under the 1996 Stock Option Plan (the "1996 Plan") totaled 2,500,000. The correct total is 3,500,000 GTSI shares. As of March 1, 2004, (a) 759,359 GTSI shares had been issued pursuant to the exercise of options granted under the 1996 Plan, (b) 1,600,725 GTSI shares were subject to purchase pursuant to outstanding options granted under the 1996 Plan and (c) 1,139,916 GTSI shares remained available for issuance pursuant to future option grants under the 1996 Plan.

      Please read the entire Proxy Statement carefully.


      /s/ John T. Spotila
      --------------------------
      John T. Spotila, Secretary
      March 25, 2004